March 15, 2006

Nationwide Financial Solutions, Inc.

3231 S. Country Club Way, Suite 102

Tempe, Arizona 85282

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Special Nevada counsel to Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 10,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company which may be offered and sold from time to time as set forth in the Registration Statement. In connection therewith, we have reviewed the Company’s Articles of Incorporation, bylaws, minutes of appropriate meetings, and other documents and matters we deem appropriate.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

Based upon that review, it is our opinion that when (i) the Company has taken all necessary action to approve the issuance of such Shares, the terms of the issuance thereof and related matters, in each case in accordance with its organizational documents and applicable law, and (ii) such Shares have been issued and delivered in accordance with the terms of the applicable definitive agreement approved by the Company, upon payment (or delivery) of the consideration therefor (not less than the par value of the Shares) as provided for therein, such Shares will have been legally issued, fully paid and nonassessable.

With respect to the opinions and other matters herein, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) any required prospectus supplement or amendment to the Registration Statement will have been filed with the Securities and Exchange Commission with respect to any particular offering and sale of Shares, (c) all Shares will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus (as amended and supplemented), and there will not have occurred any change in law affecting the validity or enforceability of such Shares, (d) a definite agreement

Nationwide Financial Solutions, Inc.

March 15, 2006

with respect to the issuance of the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (e) at the time of issuance of the Shares (i) the Company validly exists and is duly qualified and in good standing under the laws of its state of incorporation, (ii) the Company has the necessary corporate power to issue such Shares, (iii) the Company has sufficient shares of common stock available for issuance, and (iv) the organizational documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such action, since the date hereof.

We express no opinion as to the application of the securities or blue sky laws of the various states as to the issuance of the Shares.

We express no opinion as to the laws of any jurisdiction other than the State of Nevada.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder

Very truly yours,

/s/ Lionel Sawyer & Collins

Lionel Sawyer & Collins